Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-3 and related Prospectus of Oscient Pharmaceuticals Corporation for the registration of 22,997,597 shares of its common stock and $152,750,000 of its 3.5% Senior Convertible Notes and to the incorporation by reference therein of our report dated April 28, 2003, except for Note 12 as to which the date is November 17, 2003, with respect to the financial statements of GeneSoft Pharmaceuticals, Inc., for the years ended December 31, 2002 and 2001 in the Oscient Pharmaceuticals Corporation Current Report (Form 8-K/A) filed with the Securities and Exchange Commission and of our report dated February 20, 2004, with respect to the financial statements of GeneSoft Pharmaceuticals, Inc. for the years ended December 31, 2003 and 2002, included in the Oscient Pharmaceuticals Corporation Report (Form 8-K/A) filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

August 4, 2004